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                                                                   EXHIBIT 10.2


                               THE SHAW GROUP INC.
                  1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                 (amended and restated through October 8, 2001)

         1. PURPOSE OF THE PLAN.

         This 1996 Non-Employee Director Stock Option Plan (the "Plan") is intended to assist The Shaw Group Inc. (the "Company") in attracting and retaining highly qualified and experienced persons, who are not officers or employees of the Company or any of its subsidiaries or affiliates, for service as directors of the Company by providing such directors with a proprietary interest in the Company's success through the grant to such directors of nonstatutory stock options (the "Options") to acquire shares of the common stock, no par value per share, of the Company (the "Shares").

         2. PARTICIPATION.

         Each member of the Company's Board of Directors (the "Board") who is not, and who has not been during the one-year period immediately preceding the Effective Date (as defined below), or the date the director is first elected to the Board, whichever is later, an officer or employee of the Company or of any of its subsidiaries or affiliates (each, an "Eligible Director") shall be eligible to participate in the Plan.

         3. ADMINISTRATION OF PLAN.

         The Plan shall be administered, construed and interpreted by a committee (the "Committee") which shall be comprised of one or more members of the Board appointed by the Board, who are not eligible under Section 2 hereof to receive grants of Options under the Plan. The Committee shall prescribe the form of stock option agreement to be used to evidence grants of Options under the Plan, consistent with the terms of the Plan and all applicable laws and regulations, including, without limitation, Rule 16b-3 (or successor provision) promulgated by the Securities and Exchange Commission.

         4. SHARES SUBJECT TO PLAN.

         (a) Maximum Shares. The number of Shares which are hereby reserved for purposes of the Plan shall be, in the aggregate, 150,000 Shares (as adjusted to reflect a two-for-one common stock split distributed on December 15, 2000), subject to further adjustment as provided in Section 4(b) hereof. Shares issued under the Plan may be either authorized but unissued Shares or Shares which have been or may be reacquired by the Company, including treasury shares. Shares released upon forfeiture of an Option shall again be available for grants of future Options under the Plan.

         (b) Adjustments in Event of Changes in Capitalization. In the event that the Shares are changed into or exchanged for a different kind or number of shares of stock or securities of the Company as the result of any stock dividend, stock split, combination of shares, exchange of shares, merger, consolidation, reorganization, recapitalization or other change in capital structure of the Company (each, a "Capitalization Change"), then the number of Shares subject to this Plan and the number of Shares subject to Options previously granted hereunder shall be equitably adjusted by the Committee to prevent the dilution or enlargement of such previously granted Options, and any new stock or securities into which the Shares are changed or for which they are exchanged shall be substituted for the Shares subject





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to this Plan and to Options granted hereunder; provided, however, that fractional shares may be deleted from any such adjustment or substitution. There shall be no such equitable adjustment for the number of Shares subject to Options as set forth in Section 5(a) in the event the effective date of the Capitalization Change occurs prior to the grant of the Option.

         5. OPTIONS GRANTED UNDER THE PLAN.

         (a) Option Grants.

                           (i) On the Effective Date, each Eligible Director
                  shall be and hereby is granted an Option to acquire 5,000 Shares. In addition, after the Effective Date, any Eligible Director who was not a member of the Board on the Effective Date shall be granted an Option to acquire 5,000 Shares upon his or her initial election to the Board by the shareholders of the Company. Each Option granted pursuant to this Section 5(a)(i) shall be referred to in the Plan as an "Initial Option."

                           (ii) Each Eligible Director shall also be granted an
                  Option (an "Annual Option") to acquire 1,500 Shares on an annual basis upon his or her re-election to the Board by the shareholders of the Company.

                           (iii) The price at which Shares may be acquired
                  pursuant to each Option (the "Exercise Price") shall be the Fair Market Value of the Shares, as defined in Section 5(d) hereof, as of the date such Option is granted.

                           (iv) Notwithstanding any other provision of the Plan
                  to the contrary, in the event an Eligible Director was first elected to the Board by the shareholders of the Company prior to the October 8, 2001, amendment to Section 5(a)(i) of the Plan, such Eligible Director shall be entitled to receive the full benefit of such amendment as though the amendment were effective on the Effective Date. Such Eligible Director shall be granted additional Options as required to make the amendment effective as of the Effective Date, and such additional Options shall have an Exercise Price equal to the Fair Market Value of the Shares on the date of his first election to the Board by the shareholders of the Company.

         (b) Exercise Rights.

                           (i) Each Initial Option shall be exercisable in four
                  25% annual increments beginning one year following the date of grant;

                           (ii) Each Annual Option shall be fully exercisable
                  one year after the date of grant;

                           (iii) Once vested, each Option (or vested portion
                  thereof) shall be fully exercisable, and shall remain exercisable for a period of ten years from the date such Option is granted, at which time any unexercised portion of the Option shall terminate. In the event that the optionee ceases to be a member of the Board prior to the vesting




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                  of the Option (or applicable portion thereof), the Option (or the unvested portion thereof) shall be forfeited.

         (c) Exercise of Options. Subject to Section 5(b), an Option may be exercised with respect to all or part of the Shares covered by the Option, but in no event with respect to less than 100 Shares, unless the exercise relates to all Shares covered by the Option at the date of exercise. Options may be exercised by delivery of a signed written notice to the Company, which notice shall state the election to exercise the Option and the number of whole Shares in respect to which it is being exercised, together with payment in full of the Exercise Price, which payment shall be made either (i) in cash (by a certified check, bank draft or money order); (ii) with the consent of the Committee, by delivering Shares already owned by the optionee valued at Fair Market Value;
(iii) with the consent of the Committee, by irrevocably authorizing a third party to sell Shares (or a sufficient portion thereof) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sales proceeds to pay the entire Exercise Price; or (iv) by a combination of the foregoing forms of payment. Notice of exercise and payment of the Exercise Price shall be delivered to the Company at the following address:

                               The Shaw Group Inc.
                               8545 United Plaza Boulevard
                               Baton Rouge, La 70809
                               Attn: Secretary

         (d) Fair Market Value. The term "Fair Market Value" means the fair market value of a Share as determined in good faith by the Committee in the following manner:

                           (i) If the Shares are then listed on any national or
                  regional stock exchange or traded in the over-the-counter market and prices are quoted on the Nasdaq National Market, the Fair Market Value shall be the last quoted sales price of a Share on the date in question, or if there are no reported sales on such date, on the last preceding date on which sales were reported;

                           (ii) If the Shares are not so listed or quoted, then
                  the Fair Market Value shall be the mean between the bid and ask prices quoted by a market maker or other recognized specialist in the Shares at the close of the date in question; or

                           (iii) In the absence of either of the foregoing, the
                  Fair Market Value shall be determined by the Committee in its absolute discretion after giving consideration to the book value, the revenues, the earnings history and the prospects of the Company in light of market conditions generally.

The Fair Market Value determined in such manner shall be final, binding and conclusive on all parties.


         6. RESTRICTIONS ON TRANSFERS.

         (a) Limitations on Transfer. (i) Except as provided in Section 6(a)(ii) below, no Option granted under the Plan may be assigned, encumbered or transferred, except by will or the laws of descent and




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distribution in the event of the death of the optionee, or pursuant to a qualified domestic relation order as defined by the Internal Revenue Code of 1986, as amended or Title I of the Employee Retirement Income Security Act, or the rules thereunder; (iii) The Committee shall have the discretionary authority to grant Options that would be transferable to members of an Eligible Director's immediate family, including trusts for the benefit of such family members and partnerships in which such family members are the only partners. For purposes of
Section 5(c), a transferred Option may be exercised by the transferee to the extent that the Eligible Director would have been entitled had the Option not been transferred.

         (b) Government Regulations. This Plan and Options granted under the Plan are subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency (including without limitation "no action" positions of the Securities and Exchange Commission) which may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Without limiting the generality of the foregoing, no Options may be granted or exercised under the Plan unless and until all applicable legal requirements have, in the opinion of counsel to the Company, been complied with. In connection with any Shares issued pursuant to the exercise of Options, the person acquiring such Shares shall, if requested by the Company, give assurances satisfactory to counsel to the Company in respect to such matters as the Company may deem desirable to assure compliance with all applicable legal requirements. The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange or Nasdaq Stock Market, as applicable, on which Shares may then be listed; and (ii) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

         7. TERMINATION.

         The Plan shall terminate automatically on the tenth anniversary of the Effective Date, and the Board may suspend or terminate the Plan at any earlier time. Upon termination of the Plan, no additional Options shall be granted under the Plan; provided, however, that the terms of the Plan shall continue in full force and effect with respect to outstanding and unexercised Options issued under the Plan.

         8. AMENDMENT.

         The Board may amend the Plan from time to time in its sole discretion. No amendment, however, shall impair the rights of any Eligible Director or other person or persons to whom an Option has been granted, without such person's consent.

         9. INDEMNIFICATION.

         In addition to such other rights of indemnification as they may have, the members of the Committee and the officers and employees of the Company who may take actions relating to the Plan shall be indemnified by the Company to the fullest extent permitted by law against the reasonable expenses, including attorney's fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal thereof, to which they or any of them




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may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member, officer or employee is liable for gross negligence or willful misconduct in the performance of his duties, provided that within sixty (60) days after institution of any such action, suit or proceeding, a Committee member, officer or employee shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

         10. EFFECTIVE DATE.

         The Effective Date of the Plan shall be July 14, 1996, subject to receipt, within one year of such date, of the approval of the Plan by the affirmative vote of a majority of the total voting power present in person or represented by proxy at the meeting of the shareholders at which the Plan is considered. All Options granted prior to such shareholder approval shall be subject to receipt of such approval and may not be exercised prior to receipt of such approval. If such shareholder approval is not received, all such Options shall automatically terminate.





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